Exhibit 5.1

September 17, 1997




Echo Bay Mines Ltd.
Echo Bay Resources Inc.
1210 Manulife Place
10180 -- 101 Street
Edmonton, Alberta T5J 3S4
CANADA

Dear Sirs:

Re:  Echo Bay Mines Ltd. and Echo Pay Resources Inc.
     Registration of Common Shares, Debt Securities,
     Preferred Stock, Warrants and Guarantees Described in Registration Statement on Form S-3

     We have acted as Canadian counsel on behalf of Echo Bay Mines Ltd. (the "Corporation") in respect of the registration of an aggregate of $200,000,000 principal amount of (i) debt securities (the "Debt Securities") which may be issued by the Corporation or Echo Bay Resources Inc. ("Resources"); (ii) shares of preferred stock (the "Preferred Stock") which may be issued by Resources;
(iii) guarantees which may be issued by the Corporation (the "Guarantees") of the Resources Debt Securities and Preferred Stock; (iv) common shares (the "Common Shares") which may be issued by the Corporation; (v) and warrants (the "Warrants") which may be issued by the Corporation (together, the "Securities") described in a registration statement (the "Registration Statement") on Form S-3 of the Corporation, and in a prospectus forming a part thereof (the "Prospectus"), filed on the date hereof with the Securities and Exchange Commission, and in such capacity are familiar with all proceedings taken or to be taken by the Corporation in respect of the authorization, registration and issuance of the Securities.

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the "1933 Act").

     We have examined the forms of the indentures for debt securities and guaranteed debt securities (the "Indentures") incorporated by reference as exhibits to the Registration Statement. In addition, we have examined and relied on originals or

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September 17, 1997

copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, have made such inquiries as to questions of fact of officers and representatives of the Corporation and have made such examinations of law as we have deemed necessary or appropriate for purposes of giving the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons, the conformity with the originals of all documents submitted to us as facsimiles and copies and the veracity of all information contained in such documents.

     This opinion is limited to the laws of the Province of Alberta and the federal laws of Canada applicable therein. We neither express nor imply any opinion as to the laws of any other jurisdiction.

     Based and relying upon, and subject to the foregoing, we are of the opinion that:

     1. The issuance and sale by the Corporation and Resources of up to $200,000,000 of Securities, as contemplated in the Registration Statement, have been duly and validly authorized by all necessary corporate action of the Corporation.

     2. The Common Shares, when issued and sold in accordance with the Registration Statement, will be duly authorized, legally issued, fully paid and nonassessable.

     3. The Warrants, when issued and sold in accordance with the Registration Statement, the Prospectus, an applicable prospectus supplement and the provisions of an applicable Warrant Agreement will be valid and legally binding obligations of the Corporation.

     4. The Guarantees, when issued and sold in accordance with the Registration Statement, the Prospectus, an applicable prospectus supplement and the provisions of an applicable Guaranty Agreement will be valid and legally binding obligations of the Corporation.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement which will be filed with the Securities and Exchange Commission in respect of the Securities and to the reference to our name in such prospectus under the headings "Enforcement of Certain Civil Liabilities," "Description of Debt Securities and Guarantees--Enforceability of Judgments" and "Legal Matters." In

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September 17, 1997

giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1993 Act or the rules of the Securities and Exchange Commission thereunder.

Yours truly,


/s/Milner Fenerty